CASE EQUIPMENT LOAN TRUST 1997-B


                  SALE AND SERVICING AGREEMENT


                             among


               CASE EQUIPMENT LOAN TRUST 1997-B,
                           as Issuer,


                   CASE RECEIVABLES II INC.,
                           as Seller,


                              and


                    CASE CREDIT CORPORATION,
                          as Servicer.


                 Dated as of September 1, 1997




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||                      TABLE OF CONTENTS


                            ARTICLE I
                           Definitions

SECTION 1.1. Definitions . . . . . . . . . . . . . . . . . . . .1
SECTION 1.2. Other Definitional Provisions . . . . . . . . . . 24

                           ARTICLE II
                     Conveyance of Receivables

SECTION 2.1. Conveyance of Initial Receivables . . . . . . . . 25
SECTION 2.2. Conveyance of Subsequent Receivables. . . . . . . 26

                          ARTICLE III
                        The Receivables

SECTION 3.1. Representations and Warranties of Seller. . . . . 29
SECTION 3.2. Repurchase upon Breach. . . . . . . . . . . . . . 30
SECTION 3.3. Custody of Receivable Files . . . . . . . . . . . 31
SECTION 3.4. Duties of Servicer as Custodian . . . . . . . . . 31
SECTION 3.5. Instructions; Authority To Act. . . . . . . . . . 32
SECTION 3.6. Custodian's Indemnification . . . . . . . . . . . 32
SECTION 3.7. Effective Period and Termination. . . . . . . . . 32

                          ARTICLE IV
             Administration and Servicing of Receivables

SECTION 4.1. Duties of Servicer. . . . . . . . . . . . . . . . 33
SECTION 4.2. Collection and Allocation of Receivable Payments. 34
SECTION 4.3. Realization upon Receivables. . . . . . . . . . . 34
SECTION 4.4. Maintenance of Security Interests in Financed
               Equipment . . . . . . . . . . . . . . . . . . . 34
SECTION 4.5. Covenants of Servicer . . . . . . . . . . . . . . 35
SECTION 4.6. Purchase of Receivables upon Breach . . . . . . . 35
SECTION 4.7. Servicing Fee . . . . . . . . . . . . . . . . . . 35
SECTION 4.8. Servicer's Certificate. . . . . . . . . . . . . . 35
SECTION 4.9. Annual Statement as to Compliance; Notice of
               Default . . . . . . . . . . . . . . . . . . . . 36
SECTION 4.10. Annual Independent Certified Public Accountants'
                Report . . . . . . . . . . . . . . . . . . . . 36
SECTION 4.11. Access to Receivable Files . . . . . . . . . . . 37
SECTION 4.12. Servicer Expenses. . . . . . . . . . . . . . . . 37
SECTION 4.13. Appointment of Subservicer . . . . . . . . . . . 37

                                  Sale and Servicing Agreement i

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                           ARTICLE V
                 Distributions: Spread Account;
        Statements to Certificateholders and Noteholders

SECTION 5.1. Establishment of Trust Accounts . . . . . . . . . 37
SECTION 5.2. Collections . . . . . . . . . . . . . . . . . . . 40
SECTION 5.3. Application of Collections. . . . . . . . . . . . 40
SECTION 5.4. Additional Deposits . . . . . . . . . . . . . . . 40
SECTION 5.5. Distributions . . . . . . . . . . . . . . . . . . 41
SECTION 5.6. Spread Account. . . . . . . . . . . . . . . . . . 44
SECTION 5.7. Pre-Funding Account . . . . . . . . . . . . . . . 45
SECTION 5.8. Negative Carry Account. . . . . . . . . . . . . . 45
SECTION 5.9. Calculation of Class B Net Funds Cap Carryover
               Account . . . . . . . . . . . . . . . . . . . . 46
SECTION 5.10. Statements to Certificateholders and Noteholders 46
SECTION 5.11. Net Deposits . . . . . . . . . . . . . . . . . . 47

                           ARTICLE VI
                           The Seller

SECTION 6.1. Representations of Seller . . . . . . . . . . . . 48
SECTION 6.2. Corporate Existence . . . . . . . . . . . . . . . 49
SECTION 6.3. Liability of Seller; Indemnities. . . . . . . . . 50
SECTION 6.4. Merger or Consolidation of, or Assumption of
               the Obligations of, the Seller  . . . . . . . . 51
SECTION 6.5. Limitation on Liability of Seller and Others. . . 52
SECTION 6.6. Seller May Own Certificates or Notes. . . . . . . 52

                           ARTICLE VII
                           The Servicer

SECTION 7.1. Representations of the Servicer . . . . . . . . . .52
SECTION 7.2. Indemnities from the Servicer . . . . . . . . . . .54
SECTION 7.3. Merger or Consolidation of, or Assumption of the
               Obligations of, the Servicer  . . . . . . . . . .56
SECTION 7.4. Limitation on Liability of the Servicer and Others 56
SECTION 7.5. Credit Not to Resign as the Servicer. . . . . . . .57
SECTION 7.6. Servicer to Act as the Administrator. . . . . . . .57

                           ARTICLE VIII
                              Default

SECTION 8.1. Servicer Default. . . . . . . . . . . . . . . . . 57
SECTION 8.2. Appointment of Successor Servicer . . . . . . . . 59

                                          Sale and Servicing Agreement ii

SECTION 8.3. Notification to the Noteholders and
               Certificateholders . . . . . . . . . . . . . . .60
SECTION 8.4. Waiver of Past Defaults . . . . . . . . . . . . . 60

                            ARTICLE IX
                            Termination

SECTION 9.1. Optional Purchase of All Receivables. . . . . . . 60

                            ARTICLE X
                     Miscellaneous Provisions

SECTION 10.1. Amendment. . . . . . . . . . . . . . . . . . . . 61
SECTION 10.2. Protection of Title to Trust . . . . . . . . . . 62
SECTION 10.3. Notices. . . . . . . . . . . . . . . . . . . . . 64
SECTION 10.4. Assignment . . . . . . . . . . . . . . . . . . . 65
SECTION 10.5. Limitations on Rights of Others. . . . . . . . . 65
SECTION 10.6. Severability . . . . . . . . . . . . . . . . . . 65
SECTION 10.7. Separate Counterparts. . . . . . . . . . . . . . 65
SECTION 10.8. Headings . . . . . . . . . . . . . . . . . . . . 65
SECTION 10.9. Governing Law. . . . . . . . . . . . . . . . . . 66
SECTION 10.10. Assignment to Indenture Trustee . . . . . . . . 66
SECTION 10.11. Nonpetition Covenants . . . . . . . . . . . . . 66
SECTION 10.12. Limitation of Liability of the Trustee and
                 Indenture Trustee . . . . . . . . . . . . . . 66
||

                                    Sale and Servicing Agreement iii


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                      SCHEDULES AND EXHIBITS


SCHEDULE A  Location of Receivables Files

EXHIBIT A      Form of Noteholder's Statement Pursuant to Section 5.10(a)
EXHIBIT B      Form of Certificateholder's Statement Pursuant to
               Section 5.10(a)
EXHIBIT C      Form of Servicer's Certificate
EXHIBIT D      Form of Assignment
EXHIBIT E      Form of Subsequent Transfer Assignment
EXHIBIT F      Form of Accountants' Letter in Connection with Subsequent
               Transfer Assignment



                                           Sale and Servicing Agreement iv

         SALE AND SERVICING AGREEMENT dated as of September 1, 1997, among CASE EQUIPMENT LOAN TRUST 1997-B, a Delaware business trust (the "Issuer"), CASE RECEIVABLES II INC., a Delaware corporation (the "Seller"), and CASE CREDIT CORPORATION, a Delaware corporation (the "Servicer").


                                            RECITALS


         WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with equipment retail installment sale contracts purchased by Case Credit Corporation ("Credit") in the ordinary course of business and sold by Credit to the Seller: (a) on a monthly basis pursuant to a Receivables Purchase Agreement, dated as of August 1, 1994, between Credit and the Seller (as it may be amended and supplemented from time to time, the "Liquidity Receivables Purchase Agreement") and/or (b) pursuant to the Purchase Agreement between Credit and the Seller;

         WHEREAS, the Seller is willing to sell such receivables to the Issuer; and

         WHEREAS, Credit is willing to service such receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                            ARTICLE I
                                           Definitions


         SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "A-1 Note Final Scheduled Maturity Date" means October 13, 1998.

         "A-1 Noteholders" means the holders of record of the A-1 Notes.

         "A-1 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date until the Payment Date on which the Outstanding Amount of the A-1 Notes has been reduced to zero, 100% of the Class A Noteholders' Monthly Principal Distributable Amount for such Payment Date.



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         "A-1 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-1 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-1 Notes on such preceding Payment Date.

         "A-1 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (a) the A-1 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the A-1 Noteholders' Principal Carryover Shortfall for such Payment Date; provided, however, that the sum of clauses (a) and (b) shall not exceed the Outstanding Amount of the A-1 Notes, and, on the A-1 Note Final Scheduled Maturity Date, the A-1 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the A-1 Notes to zero.

         "A-2 Note Final Scheduled Maturity Date" means the September 2000 Payment Date.

         "A-2 Noteholders" means the holders of record of the A-2 Notes.

         "A-2 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date on or after the Payment Date on which an amount sufficient to reduce the Outstanding Amount of the A-1 Notes to zero has been deposited in the Note Distribution Account, 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the A-1 Notes to zero on such Payment Date).

         "A-2 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-2 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-2 Notes on such preceding Payment Date.

         "A-2 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (a) the A-2 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the A-2 Noteholders' Principal Carryover Shortfall for such Payment Date; provided, however, that until an amount sufficient to reduce the Outstanding Amount of the A-1 Notes to zero has been deposited in the Note Distribution Account, the A-2 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a) and (b) shall not exceed the Outstanding Amount of the A-2 Notes, and, on the A-2 Note Final Scheduled



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Maturity Date, the A-2 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the A-2 Notes to zero.

         "A-3 Noteholders" means the holders of record of the A-3 Notes.

         "A-3 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date on or after the Payment Date on which an amount sufficient to reduce the Outstanding Amount of the A-2 Notes to zero has been deposited in the Note Distribution Account, 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the A-1 Notes and the A- 2 Notes to zero on such Payment Date).

         "A-3 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-3 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-3 Notes on such preceding Payment Date.

         "A-3 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date the sum of (a) the A-3 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the A-3 Noteholders' Principal Carryover Shortfall for such Payment Date; provided, however, that, until an amount sufficient to reduce the Outstanding Amount of the A-2 Notes to zero has been deposited in the Note Distribution Account, the A-3 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a) and (b) shall not exceed the Outstanding Amount of the A-3 Notes, and on the Final Scheduled Maturity Date, the A-3 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the A-3 Notes to zero.

         "A-4 Noteholders" means the holders of record of the A-4 Notes.

         "A-4 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date on or after the Payment Date on which an amount sufficient to reduce the Outstanding Amount of the A-4 Notes to zero has been deposited in the Note Distribution Account, 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the A-1 Notes, the A-2 Notes and the A-3 Notes to zero on such Payment Date).

         "A-4 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-4 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-4 Notes on such preceding Payment Date.

         "A-4 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date the sum of (a) the A-4 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the A-4 Noteholders' Principal Carryover Shortfall for such Payment Date; provided, however, that, until an amount sufficient to reduce the Outstanding Amount of the A-3 Notes to zero has been deposited in the Note Distribution Account, the A-4 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a) and (b) shall not exceed the Outstanding Amount of the A-4 Notes, and on the Final Scheduled Maturity Date, the A-4 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the A-4 Notes to zero.

         "Administration Fee" has the meaning assigned to such term in the Administration Agreement.

         "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

         "Amount Financed" with respect to a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Equipment and any related costs and any insurance financed thereby.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

         "Case" means Case Corporation, a Delaware corporation, and its successors and assigns.

         "Certificate Balance" equals, initially, $15,190,000 and, thereafter, equals such amount reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

         "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

         "Certificateholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Principal
Distributable Amount and the Certificateholders' Interest Distributable
Amount.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Certificateholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest that was actually deposited in the Certificate Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date") the sum of (a) interest accrued from and including the preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the current Payment Date at the Pass-Through Rate on the Certificate Balance on the preceding Payment Date after giving effect to all changes therein on such preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the Certificate Balance, plus (b) the Certificateholders' Interest Carryover Shortfall for the current Payment Date.

         "Certificateholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Payment Date over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such preceding Payment Date.

         "Certificateholders' Principal Distributable Amount" means, with respect to any Payment Date on or after the Payment Date on which an amount sufficient to reduce the Outstanding Amount of the Notes to zero has been deposited in the Note Distribution Account, the sum of (a) 100% of the Principal Distribution Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the Notes to zero on such Payment Date) plus (b) the Certificateholders' Principal Carryover Shortfall for such Payment Date; provided, however, that, until an amount sufficient to reduce the Outstanding Amount of the Notes to zero has been deposited in the Note Distribution Account, the Certificateholders' Principal Distributable Amount shall be zero; provided, further, that the Certificateholders' Principal Distributable Amount will not exceed the Certificate Balance.

         "Certificate Pool Factor" means, as of the close of business on any Payment Date, the Certificate Balance divided by the initial Certificate Balance (carried out to the seventh decimal place). The Certificate Pool Factor is

1.0000000 as of the Closing Date, and, thereafter, will decline to reflect reductions in the Certificate Balance.

         "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

         "Class A Noteholder" means any holder of a Class A Note.

         "Class A Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of (i) the A-1 Noteholders' Principal Distributable Amount, (ii) the A-2 Noteholders' Principal Distributable Amount, (iii) the A- 3 Noteholders' Principal Distributable Amount, (iv) the A-4 Noteholders' Principal Distributable Amount, and (v) the Class A Noteholders' Interest Distributable Amount.

         "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Class A Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest on the Class A Notes that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the interest rate on the applicable Class of Class A Notes, from such preceding Payment Date to but excluding the current Payment Date.

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date"), an amount equal to the sum of (a) the aggregate amount of interest accrued on the Class A Notes at their respective interest rates from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date for the A-1 Notes and A-2 Notes (based upon the actual number of days in the Interest Period and a 360-day year) and for the A-3 Notes and the A-4 Notes (based upon a 360-day year of twelve 30-day months plus (b) the Class A Noteholders' Interest Carryover Shortfall for the current Payment Date.

         "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the Principal Distribution Amount minus the Class B Noteholders' Monthly Principal Distributable Amount and the Class C Noteholders' Monthly Principal Distributable Amount.

         "Class A Notes" means the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes.

         "Class B Additional Amounts" is defined in Section 5.5(b)(3).

         "Class B Net Funds Cap Carryover Amount" is defined in Section 5.9.

         "Class B Noteholder" means any holder of a Class B Note.

         "Class B Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of (a) the Class B Noteholders' Interest Distributable Amount and (b) the Class B Noteholders' Principal
Distributable Amount. Neither the Class B Net Funds Cap Carryover Amount (if any) nor the Class B Additional Amounts (if any) shall constitute a part of the Class B Noteholders' Distributable Amount.

         "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Class B Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest on the Class B Notes that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Floating Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Class B Noteholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date"), an amount equal to the sum of: (a) the aggregate amount of interest accrued on the Class B Notes at the Floating Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date (based on a 360 day year and actual days elapsed) plus (b) the Class B Noteholders' Interest Carryover Shortfall for the current Payment Date.

         "Class B Noteholders' Monthly Principal Distributable Amount" means, until the Payment Date on which the Outstanding Amount of the Class B Notes has been reduced to zero, 100% of the Floating Rate Principal Distribution Amount.

         "Class B Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class B Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class B Notes on such preceding Payment Date.

         "Class B Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (a) the Class B Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the Class B Noteholders' Principal Carryover Shortfall for such Payment Date; provided, however, that the sum of clauses (a) and (b) shall not exceed the Outstanding Amount of the Class B Notes, and, on the Final Scheduled Maturity Date, the Class B Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class B Notes to zero.

         "Class C Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of: (a) the Class C Noteholders' Interest Distributable Amount and (ii) the Class C Noteholders' Principal
Distributable Amount.

         "Class C Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Class C Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest on the Class C Notes that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Class C Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Class C Noteholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date"), an amount equal to the sum of: (a) the aggregate amount of interest accrued on the Class C Notes at the Class C Note Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date (based upon a 360-day year of twelve 30-day months) plus (ii) the Class C Noteholders' Interest Carryover Shortfall for the current Payment Date.

         "Class C Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date until the Payment Date on which the Outstanding Amount of the Class C Notes has been reduced to zero, an amount equal to the excess, if any of: (a) the Outstanding Amount of the Class C Notes on the related Record Date minus any Class C Noteholders' Principal Carryover Shortfall over (b) the Initial Class C Percentage of the sum of the outstanding Pool Balance and the Pre-Funded Amount as of the beginning of the current Collection Period; provided, however, that if on the related Record Date any principal of the A-1 Notes remains outstanding, then the Class C Noteholders' Monthly Principal Distributable Amount for such Payment Date shall not exceed an amount equal to the aggregate unscheduled principal payments on the Fixed Rate Receivables during the related Collection Period.

         "Class C Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class C Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class C Notes on such preceding Payment Date.

         "Class C Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of: (a) the Class C Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the Class C Noteholders' Principal Carryover Shortfall for such Payment Date; provided, however, that the sum of clauses (a) and (b) shall not exceed the Outstanding Amount of the Class C Notes, and on the Final Scheduled Maturity Date, the Class C Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class C Notes to zero.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1(a).

         "Collection Period" means, with respect to any Payment Date, the period from and including the end of the preceding Collection Period (or, if for the first Payment Date, the day after the Initial Cutoff Date) to but excluding the sixth (6th) day of the calendar month in which the Payment Date occurs.

         "Contract" means an equipment retail installment sale contract secured by Financed Equipment.

         "Contract Value" means, with respect to any day (including the Initial Cutoff Date or any Subsequent Cutoff Date), (a) in the case of the Fixed Rate Receivables, the present value of the unpaid Scheduled Payments discounted monthly at an annual rate equal to: (i) in the case of the Initial Receivables, the Initial Cutoff Date APR and (ii) in the case of the Subsequent Receivables, the applicable Subsequent Cutoff Date APR, and
(b) in the case of the Floating Rate Receivables, the current principal balance of the Floating Rate Receivables shown on the Servicer's records. For purposes of calculating Contract Value, a Scheduled Payment that is delinquent as of the day the calculation is being made is deemed to be due on such day. The Contract Value of each Liquidated Receivable shall be deemed to equal zero.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention: Indenture Trust Administration (facsimile no. (312) 461-3525); or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Seller).

         "Credit" means Case Credit Corporation, a Delaware corporation, and its successors and assigns.

         "Dealer" means the dealer (which may include retail outlets owned by Case) who sold any Financed Equipment and who originated and assigned the respective Receivable to Credit under a Dealer Agreement.

         "Dealer Agreement" means the retail financing agreement between the applicable Dealer and Credit.

         "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian (the "New Owner") by physical delivery to the New Owner endorsed to, or registered in the name of, the New Owner or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof: (i) by delivery of such certificated security endorsed to, or registered in the name of, the New Owner or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the New Owner and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the New Owner, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8- 102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the New Owner of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the New Owner (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the New Owner; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the New Owner, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any security issued by the United States Treasury Department, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such security to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the New Owner of the purchase by the New Owner of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the New Owner and indicating that such custodian holds such security solely as agent for the New Owner; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the New Owner, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any uncertificated security under
         Article 8 of the UCC that is not governed by clause (b), registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the New Owner of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated security as belonging to the New Owner.

         "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

         "Determination Date" means, with respect to any Transfer Date, the second Business Day prior to such Transfer Date.

         "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or any other segregated account, the deposit of funds in which satisfies the Rating Agency Condition, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means: (a) the corporate trust department of the Indenture Trustee or the Trustee or (b) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which: (i) has either a long-term or short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Trustee or any of their respective Affiliates is investment manager or advisor); provided, that during the Funding Period no investments in money market funds shall be made with funds in any Trust Account other than the Collection Account;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b);

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                  (g) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee;

provided, that investments described in clauses (d) and (g) shall be made only so long as making such investments will not require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor.

         "Final Scheduled Maturity Date" means the September 2004 Payment
Date.

         "Financed Equipment" means property, including any agricultural or construction equipment, together with all accessions thereto, securing an Obligor's indebtedness under the related Receivable.

         "Fixed Rate Distribution Amount" means, with respect to any Payment Date, the portion of the Total Distribution Amount that includes all of the aggregate collections on the Fixed Rate Receivables plus all of the Negative Carry Amount for the related Collection Period plus all of the Investment Earnings for such Payment Date on amounts on deposit in the Pre-Funding Account and the Negative Carry Account plus the Fixed Rate Percentage of all other Investment Earnings for such Payment Date.

         "Fixed Rate Percentage" means, with respect to any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the sum of (i) the Contract Value of all Fixed Rate Receivables and (ii) the Pre-Funded Amount and (b) the denominator of which is the sum of (i) the Contract Value of all Receivables and (ii) the Pre-Funded Amount, all determined as of the beginning of the immediately preceding Collection Period.

         "Fixed Rate Principal Distribution Amount" means an amount (not less than zero) equal to: (a) the sum of the Contract Value of all Fixed Rate Receivables and the Pre-Funded Amount as of the beginning of the immediately preceding Collection Period minus (b) the sum of the Contract Value of all Fixed Rate Receivables and the Pre-Funded Amount as of the beginning of the current Collection Period.

         "Fixed Rate Receivable" means any fixed rate Contract listed on the Schedule of Receivables.

         "Floating Rate" means, with respect to each Interest Period, LIBOR as determined on the related LIBOR Determination Date, plus the "Class B Margin" specified for such Interest Period pursuant to the Class B Note Purchase Agreement; provided, that such rate may not exceed the Net Funds Cap.

         "Floating Rate Distribution Amount" means, with respect to any Payment Date, the Total Distribution Amount minus the Fixed Rate
Distribution Amount.

         "Floating Rate Percentage" means, with respect to any Payment Date, 100% minus the Fixed Rate Percentage.

         "Floating Rate Principal Distribution Amount" means, with respect to any Payment Date, the amount (not less than zero) equal to: (a) the sum of the Contract Value of all Floating Rate Receivables as of the beginning of the immediately preceding Collection Period minus (b) the sum of the Contract Value of all Floating Rate Receivables as of the beginning of the Collection Period in which that Payment Date falls.

         "Floating Rate Receivable" means any floating rate Contract listed on the Schedule of Receivables.

         "Funding Period" means the period from and including the Closing Date and ending on the earliest of: (a) the Determination Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers to be made therefrom in connection with the transfer of Subsequent Receivables to the Issuer on or before the Payment Date after such Determination Date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Default occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller or the Servicer and (d) the close of business on the February 1998 Payment Date.

         "Indenture" means the Indenture, dated the date hereof, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

         "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Initial Class C Percentage" means the percentage equivalent of
(a) the initial balance of the Class C Notes (i.e., $34,719,000) divided by
(b) the Pool Balance as of the Initial Cutoff Date plus the Initial Pre-Funded Amount.

         "Initial Cutoff Date" means August 31, 1997.

         "Initial Cutoff Date APR" means 8.637%, which is the weighted average APR of the Initial Receivables that are Fixed Rate Receivables as of the Initial Cutoff Date.

         "Initial Pool Balance" means: (i) the Pool Balance as of the Initial Cutoff Date, which is $456,076,215.83, plus (ii) the aggregate Contract Value of all Subsequent Receivables sold to the Issuer as of their respective Subsequent Cutoff Dates.

         "Initial Receivable" means any Contract included in the schedule delivered by the Servicer to the Trustee on the Closing Date (which schedule may be in the form of microfiche).

         "Insolvency Event" means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Interest Distribution Amount" means, with respect to any Payment Date, the excess, if any, of the Total Distribution Amount over the Principal Distribution Amount for such Payment Date.

         "Interest Period" means the period from and including the Closing Date, or from and including the most recent Payment Date, to but excluding the following Payment Date.

         "Investment Earnings" means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on the related Transfer Date pursuant to Section 5.1(b).

         "Issuer" means Case Equipment Loan Trust 1997-B.

         "LIBOR" means, with respect to each Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the first day of such Interest Period, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, for such period and in a principal amount of not less than $1,000,000, are offered at approximately 11:00 a.m. (London time) on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such LIBOR Determination Date for loans in U.S. Dollars, for such period and in a principal amount of not less than $1,000,000, to leading European banks; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be the LIBOR in effect for the previous Interest Period. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "Reference Bank" means a leading bank: (a) engaged in transactions in eurodollar deposits in the international eurocurrency market, (b) not controlling, controlled by or under common control with the Administrator or the Seller and (c) having an established place of business in London.

         "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day before the commencement of such Interest Period. For this purpose, a "London business day" means any day on which dealings in U.S. dollars are carried on in the London interbank market.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the related Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable (or portion thereof) liquidated by the Servicer through the sale or other disposition of the related Financed Equipment or that the Servicer has, after using all reasonable efforts to realize upon the Financed Equipment, determined to charge off without realizing upon the Financed Equipment.

         "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof from whatever source (including the proceeds of insurance policies with respect to the related Financed Equipment or Obligor and payments made by a Dealer pursuant to the related Dealer Agreement with respect to such Receivable (other than amounts paid from Dealer reserve accounts maintained with Credit)), other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

         "Liquidity Receivables Purchase Agreement" has the meaning assigned to such term in the Recitals.

         "Maximum Negative Carry Amount" means the product of: (i) the difference between: (a) the weighted average of the interest rates on the A-1 Notes, the A-2 Notes, the A-3 Notes, the A-4 Notes and the Class C Notes minus (b) 2.5%, multiplied by (ii) the Offered Note Percentage of the amount on deposit in the Pre-Funding Account multiplied by (iii) the fraction of a year represented by the number of days until the expected end of the Funding Period (calculated on the basis of a 360-day year of twelve 30-day months).

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Negative Carry Account" means the account designated as such, established and maintained pursuant to Section 5.1(a).

         "Negative Carry Account Initial Deposit" means $5,776,520.

         "Negative Carry Amount" means, with respect to any Payment Date, an amount calculated by the Servicer as the difference (if positive) between: (a) the product of: (i) the sum of the Class A Noteholders' Interest Distributable Amount and the Class C Noteholders' Interest Distributable Amount multiplied by (ii) the Pre-Funded Percentage as of the immediately prior Payment Date (or, in the case of the first Payment Date, the Closing Date) minus (b) the Pre-Funding Account Investment Earnings.

         "Net Funds Cap" means, for any Interest Period, the percentage equivalent of (a) the quotient of (i) the aggregate amount of interest payments due during the Collection Period during which such Interest Period begins on Floating Rate Receivables that had a positive Contract Value at the beginning of such Collection Period minus the sum of (A) if neither Credit nor an Affiliate of Credit is the Servicer, the Floating Rate Percentage of the Servicing Fee and (B) the Floating Rate Percentage of the Administration Fee divided by (ii) the Outstanding Amount of the Class B Notes at the beginning of such Interest Period (after giving effect to payments of principal on the day that such Interest Period begins) multiplied by (b) a fraction the numerator of which is 360 and the denominator of which is the number of days in such Interest Period.

         "Note Balance" means the aggregate Outstanding Amount of the Notes from time to time.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1(a).

         "Noteholders" means the Class A Noteholders and the Class B
Noteholders.

         "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of: (a) the Class A Noteholders' Distributable Amount,
(b) the Class B Noteholders' Distributable Amount and (c) the Class C Noteholders' Distributable Amount.

         "Note Pool Factor" means, as of the close of business on any Payment Date with respect to any Class of Notes, the Outstanding Amount of that Class of Notes divided by the original Outstanding Amount of that Class of Notes (carried out to the seventh decimal place). The Note Pool Factor for each Class will be 1.0000000 as of the Closing Date, and, thereafter, will decline to reflect reductions in the Outstanding Amount of the Notes.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Equipment and any other Person who owes payments under the Receivable.

         "Offered Note Percentage" means, with resect to any Payment Date, the percentage equivalent of a fraction (a) the numerator of which is the Note Balance (excluding the Class B Notes) and (b) the denominator of which is the sum of the Note Balance (excluding the Class B Notes) and the Certificate Balance.

         "Officers' Certificate" means a certificate signed by at least one of the Chairman of the Board, the President, the Vice Chairman of the Board, an Executive Vice President, any Vice President, a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Seller or the Servicer, as appropriate.

         "Opinion of Counsel" means a written opinion of counsel (who may, except as otherwise expressly provided in this Agreement, be an employee of or counsel to the Seller or the Servicer), which counsel and opinion shall be acceptable to the Indenture Trustee, the Trustee or the Rating Agencies, as applicable.

         "Pass-Through Rate" means, with respect to the Certificates, 6.410% per annum.

         "Payment Date" means the fifteenth day of each calendar month, or, if such day is not a Business Day, the next Business Day, commencing on October 15, 1997.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery".

         "Pool Balance" means, as of the opening of business on the first day of any Collection Period, the sum of the aggregate Contract Values of the Receivables as of such day, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, with respect to the preceding Collection Period and all Realized Losses on Receivables liquidated during such preceding Collection Period.

         "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances, the sum of monthly payments or any equivalent method or are monthly actuarial receivables.

         "Pre-Funded Amount" means, with respect to any date, the amount on deposit in the Pre-Funding Account on such date.

         "Pre-Funded Percentage" means, for each Collection Period, the quotient (expressed as a percentage) of: (i) the Pre-Funded Amount divided by (ii) the sum of the Pool Balance (calculated with respect to the Fixed Rate Receivables only) and the Pre-Funded Amount, after taking into account all transfers of Subsequent Receivables during such Collection Period.

         "Pre-Funding Account" means the account designated as such, established and maintained pursuant to Section 5.1(a).

         "Pre-Funding Account Investment Earnings" means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in the Pre-Funding Account to be deposited into the Collection Account on the related Transfer Date pursuant to Section 5.1(b).

         "Principal Balance" of a Precomputed Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of: (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount with respect to the Precomputed Receivable allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of the Precomputed Receivable.

         "Principal Distribution Amount" means, with respect to any Payment Date, the sum of (a) the Fixed Rate Principal Distribution Amount plus (b) the Floating Rate Principal Distribution Amount.

         "Purchase Agreement" means the Purchase Agreement, dated as of the date hereof, between the Seller and Credit, as the same may be amended and supplemented from time to time, which term shall also include, as the context requires, the Liquidity Receivables Purchase Agreement.

         "Purchase Amount" means, as of the close of business on the last day of a Collection Period, an amount equal to the Contract Value of the applicable Receivable as of the first day of the immediately following Collection Period plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to: (a) in the case of the Initial Receivables that are Fixed Rate Receivables, the Initial Cutoff Date APR,
(b) in the case of any Floating Rate Receivables, at the then applicable APR and (c) in the case of the Subsequent Receivables, the applicable Subsequent Cutoff Date APR.

         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.6 or by the Seller pursuant to Section 3.2, or as of the first day of a Collection Period by the Servicer pursuant to Section 9.1(a).

         "Rating Agency" means each of Moody's and Standard & Poor's. If either of such organizations or its successor is no longer in existence, the Seller shall designate a nationally recognized statistical rating organization or other comparable Person as a substitute Rating Agency, notice of which designation shall be given to the Indenture Trustee, the Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the

Servicer, the Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of the Notes or the Certificates.

         "Realized Losses" means the excess of the Principal Balance of Liquidated Receivable plus accrued but unpaid interest thereon over Liquidation Proceeds.

         "Receivable Files" means the documents specified in Section 3.3.

         "Recoveries" means, with respect to any Liquidated Receivable, monies collected in respect thereof, from whatever source (other than from the sale or other disposition of the Financed Equipment), during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable.

         "Remaining Pre-Funded Amount" has the meaning assigned thereto in
Section 5.7(b).

         "Required Negative Carry Account Balance" means, as of the beginning of each Collection Period, an amount equal to the lesser of: (a) the Negative Carry Account Initial Deposit minus all previous withdrawals from the Negative Carry Account and (b) the Maximum Negative Carry Amount as of such day.

         "Scheduled Payment" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during any Collection Period sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

         "Seller" means Case Receivables II Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

         "Servicer" means Credit, as the servicer of the Receivables, and each successor to Credit (in the same capacity) pursuant to Section 7.3 or 8.2.

         "Servicer Default" means an event specified in Section 8.1.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.8, substantially in the form of Exhibit C.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to
Section 4.7.

         "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which such payment is allocated first to accrued and unpaid interest at the Contract Rate on the unpaid principal balance and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Specified Spread Account Balance" means, with respect to any Payment Date, the lesser of (a) 2.00% of the Initial Pool Balance and (b) the Note Balance.

         "Spread Account" means the account designated as such, established and maintained pursuant to Section 5.1(a).

         "Spread Account Initial Deposit" means, initially, $9,121,524.31, and, with respect to each Subsequent Transfer Date, cash or Eligible Investments having a value approximately equal to 2.00% of the aggregate Contract Value of the Subsequent Receivables conveyed to the Issuer on such Subsequent Transfer Date.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

         "Subsequent Cutoff Date" means, with respect to any Subsequent Receivables, the close of business on the last day of the calendar month preceding the related Subsequent Transfer Date.

         "Subsequent Cutoff Date APR" means, with respect to any Subsequent Cutoff Date, the weighted average APR of the Subsequent Receivables being purchased as of such Subsequent Cutoff Date.

         "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Assignment.

         "Subsequent Transfer Assignment" has the meaning assigned thereto in
Section 2.2(b)(i).

         "Subsequent Transfer Date" means any Business Day during the Funding Period on which Subsequent Receivables are to be transferred to the Issuer and a Subsequent Transfer Assignment is executed and delivered to the Trustee and the Indenture Trustee pursuant to Section 2.2.

         "Total Distribution Amount" means, with respect to any Payment Date, the aggregate amount of collections on or with respect to the Receivables (including collections received after the end of the preceding calendar month on any Subsequent Receivables added to the Trust after the end of that preceding calendar month and on or before that Payment Date) with respect to the related Collection Period plus the Negative Carry Amount for such Collection Period. Collections on or with respect to the Receivables include all payments made by or on behalf of the Obligors (including any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the Receivables), Liquidation Proceeds, the Purchase Amount of each Receivable that became a Purchased Receivable in respect of the related Collection Period (to the extent deposited into the Collection Account), Investment Earnings for such Payment Date and payments made by a Dealer pursuant to the related Dealer Agreement with respect to such Receivable (other than amounts paid from Dealer reserve accounts maintained with Credit); provided, however, that the Total Distribution Amount shall not include: (i) all payments or proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period, (ii) any Recoveries or (iii) amounts released from the Pre-Funding Account.

         "Transfer Date" means the Business Day preceding each Payment Date and the Business Day preceding the A-1 Note Final Schedule Maturity Date.

         "Trust" means the Issuer.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

         "Trust Accounts" has the meaning assigned thereto in Section 5.1(b).

         "Trust Agreement" means the Trust Agreement, dated as of the date hereof, among the Seller and the Trustee, as the same may be amended and supplemented from time to time.

         "Trustee" means the Person acting as Trustee under the Trust Agreement, its successors in interest and any successor trustee under the Trust Agreement.

         "Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Trustee, any officer in the Corporate Trust Administration Department of the Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Trustee.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

         SECTION 1.2. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein that are defined in the Indenture have the meanings assigned to them in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including, without limitation,".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Interest shall be computed on the basis of a 360-day year of twelve 30-day months for all purposes of this Agreement.


                                           ARTICLE II
                                    Conveyance of Receivables


         SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under:

                  (a) the Initial Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

                  (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Equipment;

                  (c) any proceeds with respect to the Initial Receivables from claims on insurance policies covering Financed Equipment or Obligors;

                  (d) the Liquidity Receivables Purchase Agreement (only with respect to Owned Contracts (as defined in the Purchase Agreement) included in the Initial Receivables) and the Purchase Agreement, including the right of the Seller to cause Credit to repurchase Initial Receivables from the Seller under the circumstances described therein;

                  (e) any proceeds from recourse to Dealers with respect to the Initial Receivables other than any interest in the Dealers' reserve accounts maintained with Credit;

                  (f) any Financed Equipment that shall have secured an Initial Receivable and that shall have been acquired by or on behalf of the Trust;

                  (g) all funds on deposit from time to time in the Trust Accounts, including the Spread Account Initial Deposit, the Negative Carry Account Initial Deposit and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon); and

                  (h) the proceeds of any and all of the foregoing (other than Recoveries).

The above assignment shall be evidenced by a duly executed written assignment in substantially the form of Exhibit D (the "Assignment").

         SECTION 2.2. Conveyance of Subsequent Receivables. (a) Subject to the conditions set forth in clause (b) below, in consideration of the Indenture Trustee's (on behalf of the Trustee) delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.7(a)(i) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under:

                  (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

                  (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment;

                  (iii) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors;

                  (iv) the Purchase Agreement, including the right of the Seller to cause Credit to repurchase Subsequent Receivables from the Seller under the circumstances described therein;

                  (v) any proceeds with respect to such Subsequent Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with Credit;

                  (vi) any Financed Equipment that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Trust; and

                  (vii) the proceeds of any and all of the foregoing (other than Recoveries).

         (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in clause (a) only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have delivered to the Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit E (the "Subsequent Transfer Assignment"), which shall include a Schedule A listing the Subsequent Receivables;

                  (ii) the Seller shall, to the extent required by Section 5.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                  (iii) as of such Subsequent Transfer Date: (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

                  (iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made;

                  (v) [intentionally omitted];

                  (vi) the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, shall meet the following criteria: (A) the weighted average original term of the Receivables in the Trust will not be greater than 55.0 months; (B) each Fixed Rate Receivable has an APR of at least 3.0%; (C) each Floating Rate Receivable has a margin greater than - 3% per annum; (D) as of each Subsequent Transfer Cutoff Date the weighted average of the Initial Cutoff Date APR and each Subsequent Cutoff Date APR (weighted on the basis of the respective aggregate Contract Values of the Fixed Rate Receivables for which each such APR is used to calculate the Contract Value) will not be less than the weighted average interest rate on the Class A Notes and Class C Notes plus 1% per annum; and (E) not more than 45% of the aggregate Contract Value of the Receivables in the Trust will represent Contracts for the financing of construction equipment;

                  (vii) the Funding Period shall not have terminated;

                  (viii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent

         Receivables shall be true and correct as of such Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                  (ix) the Seller shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the related Subsequent Transfer Assignment have been sold to the Issuer pursuant to this Agreement and the Subsequent Transfer Assignment;

                  (x) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

                  (xi) no selection procedures believed by the Seller to be adverse to the interests of the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                  (xii) the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                  (xiii) the Seller shall have provided the Indenture Trustee, the Trustee and the Rating Agencies a statement listing the aggregate Contract Value of such Subsequent Receivables and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

                  (xiv) the Seller shall have delivered: (A) to the Rating Agencies, an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Trustee and the Indenture Trustee, the Opinion of Counsel required by Section 10.2(i)(1);

                  (xv) the Seller shall have delivered to the Trustee and the Indenture Trustee a letter of a firm of independent certified public accountants confirming the satisfaction of the conditions set forth in clause (vi) with respect to the Subsequent Receivables, and covering substantially the same matters with respect to the Subsequent Receivables as are set forth in Exhibit F hereto;

                  (xvi) the Seller shall have delivered to the Indenture Trustee and the Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this clause (b) (substantially in the form attached hereto as Annex A to the Subsequent Transfer Assignment); and

                  (xvii) Moody's shall have received written notification from the Seller of the addition of all such Subsequent
         Receivables.


                                           ARTICLE III
                                         The Receivables


         SECTION 3.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Issuer shall have good title to each Receivable, free and clear of all Liens (other than under the Indenture); and the transfer and assignment of the Receivables to the Issuer has been perfected under the UCC.

         (b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, have been made.

         SECTION 3.2. Repurchase upon Breach. (a) The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1 or Section 6.1 or Credit's representations and warranties made pursuant to Section 3.2(b) of the Liquidity Receivables Purchase Agreement or Section 3.2(b) of the Purchase Agreement. Unless any such breach shall have been cured by the last day of the second (or, if the Seller elects, the first) Collection Period after such breach is discovered by the Trustee or in which the Trustee receives written notice from the Seller or the Servicer of such breach, the Seller shall be obligated, and, if necessary, the Seller or the Trustee shall enforce the obligation of Credit under the Liquidity Receivables Purchase Agreement or the Purchase Agreement, as applicable, to repurchase any Receivable materially and adversely affected by any such breach as of such last day. As consideration for the repurchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in Section 5.4; provided, however, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of Credit's representations and warranties pursuant to Section 3.2(b) of the Liquidity Receivables Purchase Agreement or Section 3.2(b) of the Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from Credit. Subject to the provisions of Section 6.3, the sole remedy of the Issuer, the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the Seller's representations and warranties made pursuant to Section 3.1 or Section 6.1 (or Credit's representations and warranties made pursuant to Section 3.2(b) of the Liquidity Receivables Purchase Agreement or Section 3.2(b) of the Purchase Agreement) and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, and to enforce Credit's obligation to the Seller to repurchase such Receivables pursuant to the Liquidity Receivables Purchase Agreement or the Purchase Agreement, as applicable.

         (b) With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Issuer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all of the Issuer's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

         SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Subsequent Receivables, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to each
Receivable:

                  (a) the original fully executed copy of the Receivable;

                  (b) a record or facsimile of the original credit application fully executed by the Obligor (if any);

                  (c) the original certificate of title or file stamped copy of the UCC financing statement or such other documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of Credit in the Financed Equipment; and

                  (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or any of the Financed Equipment.

         SECTION 3.4. Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable equipment receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files and the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Trustee or the Indenture Trustee of the Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule A to this Agreement or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available for inspection by the Seller, the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Seller, the Issuer or the Indenture Trustee shall instruct.

         SECTION 3.5. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

         SECTION 3.6. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Trustee and the Indenture Trustee (and each of their officers, directors, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Trustee or the Indenture Trustee (or any of their officers, directors, employees and agents) as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable: (a) to the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee and (b) to the Indenture Trustee for any portion of any such amount resulting from the wilful misfeasance, bad faith or negligence of the Indenture Trustee.

         SECTION 3.7. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If the Servicer shall resign as Servicer in accordance with this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated by: (a) the Indenture Trustee,
(b) the Holders of Notes evidencing not less than 25% of the Note Balance,
(c) with the consent of Holders of Notes evidencing not less than 25% of the Note Balance, the Trustee or (d) the Certificateholders holding Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Noteholders may terminate the rights and obligations of the Servicer under Section 8.1. The Indenture Trustee or, with the consent of the Indenture Trustee, the Trustee may terminate the Servicer's appointment as custodian of the Receivable Files, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place(s) as the Indenture Trustee may reasonably designate.


                                           ARTICLE IV
                           Administration and Servicing of Receivables


         SECTION 4.1. Duties of Servicer. The Servicer, for the benefit of the Issuer, and (to the extent provided herein) the Indenture Trustee shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions. Subject to Section 4.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the Certificateholders or the Noteholders. The Trustee or the Indenture Trustee shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.2. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable equipment receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable equipment receivables that it services for itself or others. The Servicer may grant extensions or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly purchase the Receivable from the Issuer in accordance with Section 4.6. The Servicer may, in its discretion, waive any late payment charge or any other fees (other than extension fees or any other fees that represent interest charges on deferred Scheduled Payments) that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any decrease of the interest rate on any Receivable or reduce the aggregate amount of the Scheduled Payments due on any Receivable.

         SECTION 4.3. Realization upon Receivables. For the benefit of the Issuer and the Indenture Trustee, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

         SECTION 4.4. Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re- perfect such security interest for the benefit of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Equipment or for any other reason.

         SECTION 4.5. Covenants of Servicer. The Servicer shall not release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivables. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

         SECTION 4.6. Purchase of Receivables upon Breach. The Servicer or the Trustee shall inform the other party, the Indenture Trustee, the Seller and Credit promptly, in writing, upon the discovery of any breach pursuant to Section 4.2, 4.4 or 4.5. Unless the breach shall have been cured by the last day of the Collection Period in which such breach is discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.2 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.2, the Servicer shall purchase such Receivable as of the last day of such Collection Period. As consideration for the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.4. Subject to Section 7.2, the sole remedy of the Issuer, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.2, 4.4 or 4.5 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.

         SECTION 4.7. Servicing Fee. The Servicing Fee for each Collection Period shall be equal to 1/12th of 1.00% of the Pool Balance as of the first day of such Collection Period.

         SECTION 4.8. Servicer's Certificate. On each Determination Date the Servicer shall deliver to the Trustee, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.5 and 5.6 and the deposits to the Collection Account pursuant to
Section 5.2 for the Collection Period preceding the date of such Servicer's Certificate. Receivables to be repurchased by the Seller or purchased by the Servicer shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables delivered on the Closing Date or attached to the applicable Subsequent Transfer Assignment).

         SECTION 4.9. Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Trustee and the Indenture Trustee, on or before April 30th of each year, an Officers' Certificate, dated as of December 31 of the preceding year, stating that: (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, from the Initial Cutoff Date to December 31, 1997) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such Officers' Certificate and the report referred to in Section 4.10 to the Rating Agencies. A copy of such Officer's Certificate and report may be obtained by any Certificateholder or Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Upon the written request of the Trustee, the Indenture Trustee will promptly furnish the Trustee a list of Noteholders as of the date specified by the Trustee.

         (b) The Servicer shall deliver to the Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under
Section 8.1(a) or (b).

         SECTION 4.10. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or the Seller, to deliver to the Trustee and the Indenture Trustee on or before April 30 of each year a report, addressed to the Board of Directors of the Servicer, the Trustee and the Indenture Trustee, summarizing the results of certain procedures with respect to certain documents and records relating to the servicing of the Receivables during the preceding calendar year (or, in the case of the first such report, during the period from the Initial Cutoff Date to December 31, 1997). The procedures to be performed and reported upon by the independent certified public accountants shall be those agreed to by the Servicer and the Indenture Trustee.

         Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.11. Access to Receivable Files. The Servicer shall provide to the Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Trustee or the Indenture Trustee shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.12. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and the Noteholders.

         SECTION 4.13. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided further, that the Servicer shall remain obligated and be liable to the Issuer, the Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.


                                            ARTICLE V
                                 Distributions: Spread Account;
                        Statements to Certificateholders and Noteholders


         SECTION 5.1. Establishment of Trust Accounts. (a)(i) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                  (ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                  (iii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                  (iv) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                  (v) The Servicer, for the benefit of the Fixed Rate Offered Noteholders and the Class B Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Negative Carry Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

         (b) Funds on deposit in the Collection Account, the Note Distribution Account, the Spread Account, the Pre-Funding Account and the Negative Carry Account (collectively, the "Trust Accounts") shall be invested or reinvested by the Indenture Trustee in Eligible Investments selected by and as directed in writing by the Servicer (which written direction may be in the form of standing instructions); provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Transfer Date, all Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Total Distribution Amount. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Payment Date; provided, however, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the entity serving as Indenture Trustee that may mature so that such funds will be available on the Payment Date. Funds deposited in a Trust Account on the Transfer Date that precedes a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (c)(i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no-longer Eligible Deposit Account to such new Trust Account.

                  (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                           (A) any Trust Account Property that is held in
                  deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.1(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                           (B) any Trust Account Property that constitutes
                  Physical Property shall be delivered to the Indenture Trustee in accordance with clause (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

                           (C) any Trust Account Property that is a
                  book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with clause (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such clause; and

                           (D) any Trust Account Property that is an
                  "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) shall be delivered to the Indenture Trustee in accordance with clause (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

                  (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Trustee, with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         (d) All Trust Accounts will initially be established at the Indenture Trustee.

         SECTION 5.2. Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables, and all Liquidation Proceeds. Notwithstanding the foregoing, for so long as: (i) Credit remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the related Collection Period to the Collection Account on the Transfer Date immediately following the end of such Collection Period. For purposes of this Article V, the phrase "payments by or on behalf of the Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

         SECTION 5.3. Application of Collections. (a) With respect to each Receivable, all collections for the Collection Period shall be applied to the related Scheduled Payment.

         (b) All Liquidation Proceeds shall be applied to the related
Receivable.

         SECTION 5.4. Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables on the Transfer Date related to the Collection Period on the last day of which the purchase occurs, and the Servicer shall deposit therein all amounts to be paid under Section 9.1 on the Transfer Date falling in the Collection Period referred to in Section 9.1. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.2, in which case such deposits shall be made on the Transfer Date following the related Collection Period.

         SECTION 5.5. Distributions. (a) On each Determination Date, the Servicer shall calculate all amounts required to be deposited in the Note Distribution Account, the Certificate Distribution Account and the Spread Account.

         (b) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.8) to make the following deposits and distributions for receipt by the Servicer or the Administrator or deposit in the applicable Trust Account or Certificate Distribution Account, as applicable, by 10:00 a.m. (New York time), in the following order of priority:

         (i) To the extent of the Fixed Rate Distribution Amount:

                           (1) to the Servicer, if neither Credit nor an
                  Affiliate of Credit is the Servicer, the Fixed Rate Percentage of the Servicing Fee and all unpaid Servicing Fees owed to such Servicer from prior Collection Periods;

                           (2) to the Administrator, the Fixed Rate
                  Percentage of the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

                           (3) to pay such amounts in the order and as
                  above provided, the amount, if any, by which (a) the sum of (i) if neither Credit nor an Affiliate of Credit is the Servicer, the Floating Rate Percentage of the Servicing Fee and all unpaid Servicing Fees owed to such Servicer from prior Collection Periods plus (ii) the Floating Rate Percentage of the Administration Fee and all unpaid Administration Fees from prior Collection Periods, exceeds (b) the Floating Rate Distribution Amount;

                           (4) to the Note Distribution Account, the Class A
                  Noteholders' Interest Distributable Amount;

                           (5) to the Note Distribution Account, the Class C
                  Noteholders' Interest Distributable Amount;

                           (6) to the Note Distribution Account, the A-1 Noteholders' Principal Distributable Amount;

                           (7) to the Note Distribution Account, the A-2
                  Noteholders' Principal Distributable Amount;

                           (8) to the Note Distribution Account, the A-3
                  Noteholders' Principal Distributable Amount;

                           (9) to the Note Distribution Account, the A-4
                  Noteholders' Principal Distributable Amount;

                           (10) to the Note Distribution Account to pay
                  such amounts in the priority indicated, the amount, if any, by which (a) the sum of (i) the Class B Noteholders' Interest Distributable Amount and (ii) the Class B Noteholders' Principal Distributable Amount exceeds (b) the amounts available for distribution as described in clauses (b)(ii)(4) and (5) below; and

                           (11) the remaining Fixed Rate Distribution
                  Amount to be distributed pursuant to clause (b)(iii) below.

         (ii) To the extent of the Floating Rate Distribution Amount:

                           (1) to the Servicer, if neither Credit nor an
                  Affiliate of Credit is the Servicer, the Floating Rate Percentage of the Servicing Fee and all unpaid Servicing Fees owed to such Servicer from prior Collection Periods;

                           (2) to the Administrator, the Floating Rate
                  Percentage of the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

                           (3) to pay such amounts in the order and as
                  above provided, the amount, if any, by which (a) the sum of (i) if neither Credit nor an Affiliate of Credit is the Servicer, the Fixed Rate Percentage of the Servicing Fee and all unpaid Servicing Fees owed to such Servicer from prior Collection Periods plus (ii) the Fixed Rate Percentage of the Administration Fee and all unpaid Administration Fees from prior Collection Periods, exceeds (b) the Fixed Rate Distribution Amount;

                           (4) to the Note Distribution Account, the Class B
                  Noteholders' Interest Distributable Amount;

                           (5) to the Note Distribution Account, the Class B
                  Noteholders' Principal Distributable Amount;

                           (6) to the Note Distribution Account, to pay
                  such amounts in the priority indicated, the amount, if any, by which (a) the sum of (i) the Class A Noteholders' Interest Distributable Amount, (ii) the Class C Noteholders' Interest Distributable Amount and (iii) the Class A Noteholders' Monthly Principal Distributable Amount, exceeds (b) the amounts available for distribution as described in clauses (b)(i)(4), (5), (6),
                  (7), (8) and (9) above; and

                           (7) the remaining Floating Rate Distribution
                  Amount to be distributed pursuant to clause (b)(iii) below.

         (iii) From the sum of the amounts available under clauses
(b)(i)(11) and (b)(ii)(7) above:

                           (1) to the Note Distribution Account, the Class C
                  Noteholders' Principal Distributable Amount;

                           (2) to the Spread Account, to the extent
                  necessary so that the balance on deposit therein will equal the Specified Spread Account Balance;

                           (3) to the Note Distribution Account, the Class
                  B Net Funds Cap Carryover Amount and any other amounts not named above payable by the Trust to the Class B Noteholders ("Class B Additional Amounts"), if any;

                           (4) to the Certificate Distribution Account, the
                  Certificateholders' Interest Distributable Amount;

                           (5) to the Certificate Distribution Account, the
                  Certificateholders' Principal Distributable Amount;

                           (6) to the Servicer, if Credit or an Affiliate
                  of Credit is the Servicer, the Servicing Fee and all unpaid Servicing Fees owed to such Servicer from prior Collection Periods; and

                           (7) to the Spread Account, the remaining
                  balance, if any.

         (c) On the A-1 Note Final Scheduled Maturity Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.8) to deposit by 10:00 a.m. (New York time) the A-1 Noteholders' Principal Distributable Amount in the Note Distribution Account.

         SECTION 5.6. Spread Account. (a) On the Closing Date and on each Subsequent Transfer Date, the Seller shall deposit the applicable Spread Account Initial Deposit into the Spread Account.

         (b) If the amount on deposit in the Spread Account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Specified Spread Account Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of the excess to the Seller (and its transferees and assignees in accordance with their respective interests); provided, that if, after giving effect to all payments made on the Notes on such Payment Date, the sum of the Pool Balance and the Pre-Funded Amount as of the first day of the Collection Period in which such Payment Date occurs is less than the sum of the Note Balance and the Certificate Balance, such excess shall not be distributed to the Seller (or such transferees or assignees) and shall be retained in the Spread Account for application in accordance with this Agreement. Amounts properly distributed pursuant to this Section 5.6(b) shall be deemed released from the Trust and the security interest therein granted to the Indenture Trustee, and the Seller (and such transferees and assignees) shall in no event thereafter be required to refund any such distributed amounts.

         (c) Following: (i) the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders, the Trustee and the Indenture Trustee and (ii) the termination of the Trust, any amount remaining on deposit in the Spread Account shall be distributed to the Seller or any transferee or assignee pursuant to clause (g). The Seller (and such transferees and assignees) shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.6(c).

         (d) In the event that the Noteholders' Distributable Amount for a Payment Date exceeds the amount deposited into the Note Distribution Account pursuant to Sections 5.5(b) on such Payment Date, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Spread Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account, for distribution to cover the Noteholders' Distributable Amount in the order specified in Section 5.5(b) (but only as such Section relates to the Noteholders' Distributable Amount), provided that if on any Payment Date the funds available for this purpose in the Spread Account are less than the sum of the shortfalls in the Class A Noteholders' Distributable Amount and the Class B Noteholders' Distributable Amount, on that Payment Date, the remaining funds in the Spread Account will be applied to such shortfalls pro rata on the basis of the Outstanding Amount of the Class A Notes and the Class B Notes..

         (e) [Reserved]

         (f) [Reserved]

         (g) The Seller may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest and other investment earnings thereon; provided, that the Rating Agency Condition is satisfied.

         SECTION 5.7. Pre-Funding Account. (a) On the Closing Date, the Indenture Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $411,884,035.48 from the net proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account (or, once the balance on deposit in the Pre-Funding Account has been reduced to zero, will cause the Issuer to make available from the proceeds of issuance of Class B Notes) an amount equal to: (i) the aggregate Contract Value of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date less the Spread Account Initial Deposit for such Subsequent Transfer Date, and distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in
Section 2.2(b) with respect to such transfer, plus (ii) the Spread Account Initial Deposit for such Subsequent Transfer Date and, on behalf of the Seller, deposit such amount in the Spread Account.

         (b) If: (i) the Pre-Funded Amount has not been reduced to zero on the Payment Date on which the Funding Period ends (or, if the Funding Period does not end on a Payment Date, on the first Payment Date following the end of the Funding Period) or (ii) the Pre-Funded Amount has been reduced to $100,000 or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such date pursuant to paragraph (a), the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account, in the case of clause (i), on such Payment Date or, in the case of clause (ii), on the Payment Date immediately succeeding such Determination Date, the amount remaining at the time in the Pre-Funding Account (such remaining amount being the "Remaining Pre-Funded Amount") and deposit such amounts in the Note Distribution Account, so that such amounts are payable to redeem the Offered Notes (in the same proportions and sequence that would apply if such remaining funds were a part of the Fixed Rate Principal Distribution Amount).

         SECTION 5.8. Negative Carry Account. On the Closing Date, the Seller shall deposit the Negative Carry Account Initial Deposit into the Negative Carry Account. On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for such Collection Period. If the amount on deposit in the Negative Carry Account on any Payment Date (after giving effect to the withdrawal therefrom of the Negative Carry Amount for such Payment Date) is greater than the Required Negative Carry Account Balance, the excess will be released to the Seller.

         SECTION 5.9. Calculation of Class B Net Funds Cap Carryover Account. If the effective Floating Rate for any Interest Period is determined by the Net Funds Cap, then prior to the related Payment Date the Servicer will calculate the excess of (i) the amount of interest on the Class B Notes that would have accrued in respect of such Interest Period had the Floating Rate been calculated without regard to the Net Funds Cap over (ii) the amount of interest on the Class B Notes actually accrued during such Interest Period, and such excess shall be payable on the related Payment Date to the extent that funds are available for that purpose pursuant to Section 5.5(b)(iii)(3) on such related Payment Date. To the extent that sufficient funds are not available to make such payment on such related Payment Date, such amount shall be payable on each following Payment Date until paid in full. Interest shall accrue on such unpaid amount from the Payment Date on which it was first payable as provided above until it has been paid in full at a rate equal to the Floating Rate (calculated without regard to the Net Funds Cap), calculated on the basis of the number of days in each applicable Interest Period and a year of 360 days. The aggregate amount accrued and payable pursuant to this Section 5.9 from time to time is referred to as the "Class B Net Funds Cap Carryover Amount."

         SECTION 5.10. Statements to Certificateholders and Noteholders. (a) On each Determination Date, the Servicer shall provide to the Indenture

Trustee (with a copy to the Rating Agencies), for the Indenture Trustee to forward to each Noteholder of record, and to the Trustee, for the Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information as to each Class of the Notes and the Certificates to the extent applicable (together with delinquency information consistent with the information that the Servicer provides with respect to other similar transactions):

                  (i) the amount of such distribution allocable to principal of each Class of Notes;

                  (ii) the amount of the distribution allocable to interest of each Class of Notes;

                  (iii) the amount of the distribution allocable to principal of the Certificates;

                  (iv) the amount of the distribution allocable to interest of the Certificates;

                  (v) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (vi) the aggregate Outstanding Amount and the Note Pool Factor for each Class of Notes, and the Certificate Balance and the Certificate Pool Factor as of such Payment Date, after giving effect to payments allocated to principal reported under clauses
         (i) and (iii) above;

                  (vii) the amount of the Servicing Fee paid to the Servicer with respect to the preceding Collection Period;

                  (viii) the amount of the Administration Fee paid to the Administrator in respect of the preceding Collection Period;

                  (ix) the amount of the aggregate Realized Losses, if any, for such Collection Period;

                  (x) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

                  (xi) the balance of the Spread Account on such Payment Date, after giving effect to changes therein on such Payment Date;

                  (xii) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount;

                  (xiii) for the final Payment Date with respect to the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables;

                  (xiv) [intentionally omitted]; and

                  (xv) the balance of the Negative Carry Account on such Payment Date, after giving effect to changes therein on such Payment Date.

Each amount set forth pursuant to clauses (i), (ii), (iii), (iv), (vii) and
(viii) shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

         SECTION 5.11. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections net of distributions, if any, to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.


                                           ARTICLE VI
                                           The Seller


         SECTION 6.1. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own and sell the Receivables.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each Subsequent Transfer Assignment will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes, and each Subsequent Transfer Assignment when executed and delivered by the Seller will constitute, a legal, valid and binding obligation of the Seller enforceable in accordance with their terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

         SECTION 6.2. Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

         (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                  (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                  (ii) except as otherwise provided in this Agreement and similar arrangements relating to other securitizations, the Seller shall not commingle its assets and funds with those of its Affiliates;

                  (iii) the Seller shall hold such appropriate meetings or obtain such appropriate consents of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                  (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

                  (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

         SECTION 6.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any taxes that may at any time be asserted against any of them with respect to the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or Federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any loss, liability or expense incurred by reason of: (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, and
         (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

         Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 6.4. Merger or Consolidation of, or Assumption of the Obligations of, the Seller. Any Person: (a) into which the Seller may be merged or consolidated, (b) that may result from any merger or consolidation to which the Seller shall be a party or (c) that may succeed to the properties and assets of the Seller substantially as a whole, which Person (in any of the foregoing cases) executes an agreement of assumption to perform every obligation of the Seller under this Agreement (or is deemed by law to have assumed such obligations), shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer, the Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c).

         SECTION 6.5. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 6.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or the Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

         Notwithstanding the foregoing, the Seller will not sell the Certificates except: (a) to an entity that is not an Affiliate of the Seller or (b) to an Affiliate of the Seller that: (i) is a subsidiary of Credit, the Certificate of Incorporation of which contains restrictions substantially similar to the restrictions contained in the Certificate of Incorporation of the Seller, and (ii) has provided an opinion of counsel regarding substantive consolidation of such Affiliate with Credit in the event of a bankruptcy filing by Credit which is substantially similar to the opinion of counsel provided by the Seller on the Closing Date and which may be subject to the same assumptions and qualifications as that opinion.

                                           ARTICLE VII
                                          The Servicer


         SECTION 7.1. Representations of the Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

                  (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and that might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

                  (g) No Insolvent Obligors. As of the Initial Cutoff Date or, in the case of the Subsequent Receivables, as of the related Subsequent Cutoff Date, no Obligor is shown on the Receivable Files as the subject of a bankruptcy proceeding.

         SECTION 7.2. Indemnities from the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller (and any of their officers, directors, employees and agents) from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from:

                          (i) the use, ownership or operation by the Servicer or
                  any Affiliate thereof of any of the Financed Equipment;

                          (ii) any taxes that may at any time be asserted
                  against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or Federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same; and

                           (iii) the negligence, willful misfeasance or bad
                  faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (b) The Servicer shall indemnify, defend and hold harmless the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Trustee, in the Trust Agreement contained, and, in the case of the Indenture Trustee, in the Indenture contained, except to the extent that such cost, expense, loss, claim, damage or liability:

                           (i) shall be due to the willful misfeasance, bad
                  faith or negligence (except for errors in judgment) of the Trustee or the Indenture Trustee as applicable; or

                           (ii) shall arise from the breach by the Trustee
                  of any of its representations or warranties set forth in
                  Section 7.3 of the Trust Agreement.

                  (c) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

                  (d) The Servicer shall pay the Indenture Trustee and the Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture or by the Trustee under the Trust Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

                  (e) The Servicer shall, except as otherwise expressly provided in the Indenture or the Trust Agreement, reimburse either the Indenture Trustee or the Trustee, respectively, upon its request for all reasonable expenses, disbursements and advances incurred or made in accordance with the Indenture or the Trust Agreement, respectively, (including the reasonable compensation, expenses and disbursements of its agents and either in-house counsel or outside counsel, but not both), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee's or the Trustee's, respectively, negligence, bad faith or willful misfeasance.

         For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer pursuant to Section 8.1, or a resignation by the Servicer pursuant to this Agreement, the Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 8.2.

         Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement, the Trust Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any Person: (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger or consolidation to which the Servicer shall be a party or (c) that may succeed to the properties and assets of the Servicer substantially as a whole, which Person (in any of the foregoing circumstances) executes an agreement of assumption to perform every obligation of the Servicer hereunder (or is deemed by law to have assumed such obligations) shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that:
(i) immediately after giving effect to such transaction, no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Trustee and Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agencies shall have received at least ten days' prior written notice of such transaction and (iv) the Servicer shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer, the Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i),
(ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c).

         SECTION 7.4. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement, the other Basic Documents and the rights and duties of the parties to this Agreement, the other Basic Documents and the interests of the Certificateholders under this Agreement and the Trust Agreement and the Noteholders under the Indenture.

         SECTION 7.5. Credit Not to Resign as the Servicer. Subject to
Section 7.3, Credit shall not resign from the obligations and duties imposed on it as the Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination shall be communicated to the Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Credit in accordance with
Section 8.2.

         SECTION 7.6. Servicer to Act as the Administrator. In the event of the resignation or removal of the Administrator and the failure of a successor Administrator to have been appointed and to have accepted such appointment as successor Administrator, the Servicer shall become the successor Administrator and shall be bound by the terms of the Administration Agreement.


                                          ARTICLE VIII
                                             Default


         SECTION 8.1. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee or the Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after written notice of such failure is received by the Servicer from the Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer;

                  (b) any failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any covenants or agreements (other than as set forth in clause
         (a)) of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall: (i) materially and adversely affect the rights of the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given:
         (A) to the Servicer or the Seller (as the case may be) by the Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be) and to the Trustee and the Indenture Trustee by the Noteholders or Certificateholders, as applicable, evidencing not less than 25% of the Note Balance or 25% of the Certificate Balance; or

                  (c) an Insolvency Event occurs with respect to the Seller or the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than 25% of the Note Balance, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Trustee if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things, necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of: (i) all cash amounts that shall at the time be held by the predecessor Servicer for deposit or shall thereafter be received by it with respect to a Receivable and (ii) all Receivable Files. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and, if necessary, amending this Agreement to reflect its succession as Servicer shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the Rating Agencies.

         SECTION 8.2. Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 8.1, or the Servicer's resignation in accordance with this Agreement, the predecessor Servicer shall continue to perform its functions as the Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 45 days from the delivery to the Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as the successor Servicer) shall be the successor in all respects to the predecessor Servicer (except with respect to responsibilities and obligations of the predecessor Servicer set forth in
Section 7.2) and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by this Agreement.

         (c) Subject to the last sentence of clause (a), the Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Trustee.

         SECTION 8.3. Notification to the Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Rating Agencies.

         SECTION 8.4. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Note Balance (or the Certificateholders holding Certificates evidencing not less than a majority of the Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all the Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or the Certificate Distribution Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                           ARTICLE IX
                                           Termination


         SECTION 9.1. Optional Purchase of All Receivables. (a) As of the first day of any Collection Period immediately preceding a Payment Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, the Servicer shall have the option to purchase all of the Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall deposit, pursuant to Section 5.4, in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables plus the appraised value of any such other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Trustee and the Indenture Trustee, and shall succeed to all interests in, to and under the Trust Estate, other than the Trust Accounts.

         (b) [Intentionally Omitted].

         (c) As described in Section 9.1(c) of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                            ARTICLE X
                                    Miscellaneous Provisions


         SECTION 10.1. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller, the Servicer and the Issuer, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the consent of any of the Noteholders or the Certificateholders if the Rating Agency Condition is satisfied.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to: (x) replace the Spread Account with another form of credit enhancement as long as such substitution will not result in a reduction or withdrawal of the rating of any Class of the Notes or the Certificates or (y) add credit enhancement for the benefit of any Class of the Notes or the Certificates.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the written consent of: (a) the Indenture Trustee, (b) Holders of Offered Notes evidencing not less than a majority of the Outstanding Amount of the Offered Notes, (c) Holders of Class B Notes evidencing not less than a majority of the Outstanding Amount of the Class B Notes and (d) Certificateholders holding Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (2) reduce the aforesaid percentage of the Notes and the Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 10 days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon: (i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery by the Trustee and the Indenture Trustee have been satisfied and (ii) the Opinion of Counsel referred to in

Section 10.2(i)(1). The Trustee and the Indenture Trustee may, but shall not be obligated to, execute any such amendment that affects the Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements, and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by applicable law fully to preserve, maintain and protect the right, title and interest of the Issuer and the interests of the Indenture Trustee in the Receivables, the other property sold hereunder and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing. The Issuer and the Indenture Trustee shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC, unless it shall have given the Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit: (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable may be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in equipment receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Trustee and the Indenture
Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer, the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer, the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (1) or (2) shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

         SECTION 10.3. Notices. All demands, notices, directions, instructions and communications upon or to the Seller, the Servicer, the Issuer, the Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of the Seller, to Case Receivables II Inc., 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer (telephone (414) 636-6564 and facsimile (414) 636-6284), (b) in the case of the Servicer, to Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer (telephone (414) 636-6011 and facsimile (414) 636-6284), (c) in the case of the Issuer or the Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 26 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 10.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

        SECTION 10.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding the termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer. The foregoing shall not limit the right of the Servicer and the Seller to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Issuer by any Person other than the Servicer or the Seller.

         (b) Notwithstanding the termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the right of the Servicer to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Seller by any Person other than the Servicer.

         SECTION 10.12. Limitation of Liability of the Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by The Bank of New York, not in its individual capacity but solely in its capacity as Trustee of the Issuer, and in no event shall: (i) The Bank of New York, in its individual capacity, or (ii) except as expressly provided in the Trust Agreement, any beneficial owner of the Issuer, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Harris Trust and Savings Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    CASE EQUIPMENT LOAN TRUST 1997-B

                                    By: THE BANK OF NEW YORK,
                                            not in its individual capacity
                                            but solely as Trustee of the Trust


                                    By:  /s/ Cheryl L. Laser
                                       Name:   Cheryl L. Laser
                                       Title:  Assistant Vice President


                                    CASE RECEIVABLES II INC.,
                                      as Seller


                                    By:  /s/ Peter Hong
                                       Name: Peter Hong
                                       Title: Treasurer


                                    CASE CREDIT CORPORATION,
                                      as Servicer


                                    By: /s/ Peter Hong
                                       Name: Peter Hong
                                       Title: Treasurer

Acknowledged and Accepted as of the date first above written:

HARRIS TRUST AND SAVINGS BANK,
  not in its individual capacity
  but solely as Indenture Trustee


By: /s/ Keith Richardson
   Name:  Keith Richardson
   Title: Assistant Vice President

                                                               SCHEDULE A
                                          to Sale and Servicing Agreement


                       LOCATION OF RECEIVABLES FILES


         Documents relating to the Receivables are located at one of the following Case Corporation locations:


         1.       233 Lake Avenue
                  Racine, Wisconsin 53403

         2.       2205 Durand Avenue
                  Racine, Wisconsin 53406

         3.       700 State Street
                  Racine, Wisconsin 53404

         4.       6363 Poplar Avenue
                  Suite 330
                  Memphis, Tennessee 38119

         5.       2626 E. 82nd Street
                  Suite 240
                  Bloomington, Minnesota 55425

         6.       5000 Quorum
                  Suite 505
                  Dallas, Texas 75204

         7.       3600 Sullivant Avenue
                  Columbus, Ohio 43228-0519

                                                                     EXHIBIT A
                                               to Sale and Servicing Agreement

                            FORM OF NOTEHOLDER'S
                   STATEMENT PURSUANT TO SECTION 5.10(a)

                  Payment Date: ______________________

(i)      Amount of principal being paid on Notes:

         A-1 Notes:        ______________            ($_____ per $1,000 original principal amount)

         A-2 Notes:        ______________            ($_____ per $1,000 original principal amount)

         A-3 Notes:        ______________            ($_____ per $1,000 original principal amount)

         A-4 Notes:        ______________            ($_____ per $1,000 original principal amount)

         Class B Notes:     _____________            ($_____ per $1,000 original principal amount)

         Class C Notes:     _____________            ($_____ per $1,000 original principal amount)

(ii)     Amount of interest being paid on Notes:

         A-1 Notes:        ______________            ($_____ per $1,000 original principal amount)

         A-2 Notes:        ______________            ($_____ per $1,000 original principal amount)

         A-3 Notes:        ______________            ($_____ per $1,000 original principal amount)

         A-4 Notes:        ______________            ($_____ per $1,000 original principal amount)

         Class B Notes*:    _____________            ($_____ per $1,000 original principal amount)

         Class C Notes:     _____________            ($_____ per $1,000 original principal amount)

(iii)    Pool Balance as of the close of business on the last day of the preceding Collection
         Period: _____

(iv)     After giving effect to distributions on this Payment Date:

------------
*/ Including Class B Net Funds Cap Carryover Amount

                                                    Sale and Servicing Agreement - Exhibit A - 1




         (a)      (1)      Outstanding Amount of A-1 Notes: _______
                  (2)      Outstanding Amount of A-2 Notes: _______
                  (3)      Outstanding Amount of A-3 Notes: _______
                  (4)      Outstanding Amount of A-4 Notes: _______
                  (5)      Outstanding Amount of Class B Notes: _______
                  (6)      Outstanding Amount of Class C Notes: _______
                  (7)      A-1 Note Pool Factor: _____
                  (8)      A-2 Note Pool Factor: _____
                  (9)      A-3 Note Pool Factor: _____
                  (10)     A-4 Note Pool Factor: _____
                  (11)     Class B Note Pool Factor: _____
                  (11)     Class C Note Pool Factor: _____

         (b)      (1)      Certificate Balance: __________
                  (2)      Certificate Pool Factor: __________

(v)      Amount of Servicing Fee: ____              ($_____ per $1,000 original principal amount)

(vi)     Amount of Administration Fee: ____          ($____ per $1,000 original principal amount)

(vii)    Class B Net Funds Cap Carryover Amount:  __________

(viii)   Aggregate Amount of Realized Losses for the Collection Period: __________

(ix)     Aggregate Purchase Amounts for the Collection Period:  __________

(x)      Balance of the Spread Account: __________

(xi)     Remaining Pre-funded Amount: __________

(xii)    Balance of the Negative Carry Account: __________

                                               Sale and Servicing Agreement - Exhibit A - 2

                                                                EXHIBIT B
                                          to Sale and Servicing Agreement

                        FORM OF CERTIFICATEHOLDER'S
                   STATEMENT PURSUANT TO SECTION 5.10(a)

                  Payment Date: ______________________
(i)      Amount of principal being paid or distributed:

         (a)      (1) A-1 Notes: __________
                  (2) A-2 Notes: __________
                  (3) A-3 Notes: __________
                  (4) A-4 Notes: __________
                  (5) Class B Notes: __________
                  (6) Class B Net Funds Cap Carryover Amount: __________
                  (7) Class C Notes: __________

         (b)      Certificates: ___________     ($_____ per $1,000 original
                                                  principal amount)
         (c)      Total: __________

(ii)     Amount of interest being paid or distributed:

         (a)      (1) A-1 Notes: __________
                  (2) A-2 Notes: __________
                  (3) A-3 Notes: __________
                  (4) A-4 Notes: __________
                  (5) Class B Notes: __________
                  (6) Class C Notes: __________

         (b)      Certificates: ___________      ($_____ per $1,000 original
                                                  principal amount)

         (c)      Total: __________

(iii) Pool Balance as of the close of business on the last day of the preceding Collection Period: _____

(iv)     After giving effect to distributions on this Payment Date:

         (a)      (1)      Outstanding Amount of A-1 Notes: _______
                  (2)      Outstanding Amount of A-2 Notes: _______
                  (3)      Outstanding Amount of A-3 Notes: _______
                  (4)      Outstanding Amount of A-3 Notes: _______

                                                   Sale and Servicing Agreement - Exhibit B - 1




                  (5)      Outstanding Amount of Class B Notes: _______
                  (6)      Outstanding Amount of Class C Notes: _______
                  (7)      A-1 Note Pool Factor: _____
                  (8)      A-2 Note Pool Factor: _____
                  (9)      A-3 Note Pool Factor: _____
                  (10)     A-4 Note Pool Factor: _____
                  (11)     Class B Note Pool Factor: _____
                  (12)     Class C Note Pool Factor: _____

         (b)      (1)      Certificate Balance: __________
                  (2)      Certificate Pool Factor: __________

(v)      Amount of Servicing Fee: ____            ($_____ per $1,000 original
                                                   principal amount)

(vi)     Amount of Administration Fee: ____       ($____ per $1,000 original
                                                   principal amount)

(vii)    Class B Net Funds Cap Carryover Amount: __________

(viii)   Aggregate amount of Realized Losses for the Collection Period: ______

(ix)     Aggregate Purchase Amounts for the Collection Period:  __________

(x)      Balance of the Spread Account: __________

(xi)     Remaining Pre-Funded Amount:__________

(xii)    Balance of the Negative Carry Account: __________

                                                       Sale and Servicing Agreement - Exhibit B - 2

                                                                  EXHIBIT C
                                            to Sale and Servicing Agreement


                       FORM OF SERVICER'S CERTIFICATE


The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286
Attention: Corporate Trust Administration - Asset Back Finance Unit

Harris Trust and Savings Bank
311 West Monroe Street
12th Floor
Chicago, Illinois 60606
Attention: Indenture Trust Administration

Case Receivables II Inc.
233 Lake Avenue
Racine, Wisconsin 53403
Attention: Treasurer

Moody's Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
26 Broadway (15th Floor)
New York, New York 10004
Attention: Asset Backed Surveillance Department

                                 Sale and Servicing Agreement - Exhibit C - 1




                  $90,000,000 Class A-1 Asset-Backed Notes
                 $204,500,000 Class A-2 Asset-Backed Notes
                 $237,000,000 Class A-3 Asset-Backed Notes
                 $188,591,000 Class A-4 Asset-Backed Notes
                   $34,719,000 Class B Asset-Backed Notes
                          $15,190,000 Certificates


Determination Date:                                                                                        __-___-__



                               DISTRIBUTIONS

(1)      Fixed Rate Distribution Amount                                                                   $________

(2)      Fixed Rate Percentage of Servicing Fee*                                                          $________

(3)      Fixed Rate Percentage of Administration Fee                                                      $________

(4)      Excess of
                  Floating Rate Percentage of the Servicing Fee*         ($________)                      $________
                  plus                                                   +
                  Floating Rate Percentage of the Administration Fee ($        )
                                                                       ========
                                                               ($        )
                  over                                           ========
                  Floating Rate Distribution Amount                    - ($________)
                                                                       ($        )
                                                                         ========
(5)      Class A Noteholder's Interest Distributable Amount:                                              $________

         o Interest on Class A Notes ($________)
         o Class A Noteholder's Interest Carryover Shortfall, if any ($___________)

(6)      Class C Noteholders' Interest Distributable Amount                                               $________

         o Interest on Class B Notes ($_________)
         o Class B Noteholders' Interest Carryover Shortfall, if any ($_______)

----------------
  */ If neither Credit nor an Affiliate is Servicer.

                                                               Sale and Servicing Agreement - Exhibit C - 2


(7)      A-1 Noteholders' Principal Distributable Amount                                                  $________

         o A-1 Noteholders' Monthly Principal Distributable Amount ($________)
         o A-1 Noteholders' Principal Carryover Shortfall ($________)

(8)      A-2 Noteholders' Principal Distributable Amount                                                  $________

         o A-2 Noteholders' Monthly Principal Distributable Amount ($________)
         o A-2 Noteholders' Principal Carryover Shortfall ($________)

(9)      A-3 Noteholders' Principal Distributable Amount                                                  $________

         o A-3 Noteholders' Monthly Principal Distributable Amount ($________)
         o A-3 Noteholders' Principal Carryover Shortfall ($________)

(10)     A-4 Noteholders' Principal Distributable Amount                                                  $________

         o A-4 Noteholders' Monthly Principal Distributable Amount ($________)
         o A-4 Noteholders' Principal Carryover Shortfall ($________)

(11)     Excess of                                                                                        $________
                  Class B Noteholders' Interest Distributable Amount   ($________)
                  plus                                                +
                  Class B Noteholders' Principal Distributable Amount ($       )
                                                                       ========
                                                             ($        )
                                                               ========
                  over                                        -
                  Amounts available under (17) and (18) below          ($________)
                                                                       ($        )
                                                                         ========

(12)     Remaining Fixed Rate Distribution Amount to (21) below                                           $________
         (1) - (2) - (3) - (4) - (5) - (6) - (7) - (8) - (9) - (10) - (11)

(13)     Floating Rate Distribution Amount                                                                $________

(14)     Floating Rate Percentage of Servicing Fee*                                                       $________

(15)     Floating Rate Percentage of Administration Fee                                                   $________

-------------
    */ If neither Credit nor an Affiliate is Servicer.

                                                         Sale and Servicing Agreement - Exhibit C - 3


(16)     Excess of
                  Fixed Rate Percentage of the Servicing Fee*            ($________)
                  plus                                                   +
                  Fixed Rate Percentage of the Administration Fee   ($        )
                                                                      ========
                                                                    ($        )
                                                                      ========
                  over                                              -
                  Fixed Rate Distribution Amount                         ($________)
                                                                                  ($        )             $________
                                                                                    ========
(17)     Class B Noteholder's Interest Distributable Amount:                                              $________

         o Interest on Class B Notes ($________)
         o Class B Noteholder's Interest Carryover Shortfall, if any ($___________)

(18)     Class B Noteholders' Principal Distributable Amount                                              $________

         o Class B Noteholders' Monthly Principal Distributable Amount ($________)
         o Class B Noteholders' Principal Carryover Shortfall ($________)

(19)     Excess of
                  Class A Noteholders' Interest Distributable Amount               ($________)
                  plus                                                                 +
                  Class C Noteholders' Interest Distributable Amount               ($________)
                  plus                                                                  +
                  Class A Noteholders' Monthly Principal Distributable Amount ($        )
                                                                                ========
                                                                            ($        )
                                                                              ========
                  over                                                      -
                  Amounts available under (5) through (10)  above          ($________)
                       ((5) + (6) + (7) + (8) + (9) + (10))                ($        )                    $________
                                                                            =========


(20)     Remaining Floating Rate Distribution Amount to (21) below                                        $________
         (13) - (14) - (15) - (16) - (17) - (18) - (19)

(21)     Remaining Fixed Rate Distribution Amount     (12)                                                 $_______
         plus                                       +
         Remaining Floating Rate Distribution Amount  (20)

(22)     Class C Noteholders' Principal Distributable Amount                                              $________

         o Class C Noteholders' Monthly Principal Distributable Amount ($________)
         o Class C Noteholders' Principal Carryover Shortfall ($________)


                                                         Sale and Servicing Agreement - Exhibit C - 4




(23)  NOTEHOLDERS' DISTRIBUTABLE AMOUNT :                                                                 $________
         (5)+(6)+(7)+(8)+(9)+(10)+(17)+(18)

(24)   Amount necessary to achieve Specified Spread Account Balance                                       $________

         Specified Spread Account Balance: $________ the lesser of (after all distributions and adjustments):
                           (a) 2.00% of the Initial Pool Balance; and

                           (b) the Note Balance

(25)     Class B Net Funds Cap Carryover Shortfall and                                                    $________
         other amounts owed by the Trust to Class B Noteholders

(26)     Certificateholders' Interest Distributable Amount                                                $________

         o Interest on Certificates ($________)
         o Certificateholders' Interest Carryover Shortfall ($________)

(27)     Certificateholders' Principal Distributable Amount                                               $________

         o Principal Distribution Amount remaining after all the Notes paid in full ($________) o Certificateholders' Principal Carryover
         Shortfall ($________)

(28)     CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT (26)+(27)                                               $________

(29)     Servicing Fee*                                                                                   $________

(30)     Deposit to Spread Account (21)-(22)-(24)-(25)-(26)-(27)                                          $________


                               SPREAD ACCOUNT

(31)     Spread Account Balance (after deposits from (24) and (30))                                       $________

(32)     Excess in Spread Account distributed to Seller (as permitted                                     $________
         in Sections 5.6(b) and (c) of the Sale and Servicing Agreement)

-------------
     */ If Credit or an Affiliate is the Servicer.

                                                          Sale and Servicing Agreement - Exhibit C - 5




(33)     Amount to be withdrawn from the Spread Account and deposited                                     $________
         into the Note Distribution Account (as per Section 5.6(d) of the Sale and Servicing Agreement)

(34)     Final Spread Account Balance (31)-(32)-(33)                                                      $________


                               MISCELLANEOUS

(35)     Pool Balance at the beginning of this Collection Period                                          $________

(36) After giving effect to all distributions on the Payment Date during this Collection Period:

         (a) Outstanding Amount of A-1 Notes                                                              $________
                  A-1 Note Pool Factor (_._______)

         (b)      Outstanding Amount of A-2 Notes $________ A-2 Note Pool
                  Factor (_._______)

         (c)      Outstanding Amount of A-3 Notes $________ A-3 Note Pool
                  Factor (_._______)

         (d)      Outstanding Amount of A-3 Notes $________ A-4 Note Pool
                  Factor (_._______)

         (d) Outstanding Amount of Class B Notes
                  Class B Note Pool Factor (_._______)

         (e) Outstanding Amount of Class C Notes
                  Class C Note Pool Factor (_._______)

         (f) Outstanding Amount of Certificates                                                           $________
                  Certificate Pool Factor (_._______)

(24)     Aggregate Purchase Amounts for the preceding Collection Period                                   $________

                                                       Sale and Servicing Agreement - Exhibit C - 6

                                                                     EXHIBIT D
                                               to Sale and Servicing Agreement


                             FORM OF ASSIGNMENT

         For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of September 1, 1997 (the "Sale and Servicing Agreement"), among the undersigned, Case Credit Corporation and Case Equipment Loan Trust 1997-B (the "Purchaser"), the undersigned does hereby sell, assign, transfer set over and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under:
(a) the Initial Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date,
(b) the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Initial Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) the Liquidity Receivables Purchase Agreement (only with respect to Contracts included in the Initial Receivables) and the Purchase Agreement, including the right of the undersigned to cause Case Credit Corporation to repurchase Receivables from the undersigned under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to the Initial Receivables other than any interest in the Dealers' reserve accounts maintained with Case Credit Corporation,
(f) any Financed Equipment that shall have secured an Initial Receivable and that shall have been acquired by or on behalf of the Trust, (g) all funds on deposit from time to time in the Trust Accounts, including the Spread Account Initial Deposit, the Negative Carry Account Initial Deposit and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon), and (h) the proceeds of any and all of the foregoing (other than Recoveries). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Initial Receivables, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ___________, 1997.


                                          CASE RECEIVABLES II INC.,

                                           By:_______________________
                                              Name: Peter Hong
                                              Title: Treasurer

                                 Sale and Servicing Agreement - Exhibit D - 1

                                                                    EXHIBIT E
                                              to Sale and Servicing Agreement


                   FORM OF SUBSEQUENT TRANSFER ASSIGNMENT

         For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of September 1, 1997 (the "Sale and Servicing Agreement"), among Case Equipment Loan Trust 1997-B, a Delaware business trust (the "Issuer"), Case Receivables II Inc., a Delaware corporation (the "Seller"), and Case Credit Corporation, a Delaware corporation, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, all of its right, title and interest in, to and under: (a) the Subsequent Receivables, with an aggregate Contract Value equal to $________, listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment, (c) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) the Purchase Agreement, including the right of the Seller to cause Case Credit Corporation to repurchase Subsequent Receivables from the Seller under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to such Subsequent Receivables other than any interest in the Dealers' reserve accounts maintained with Case Credit Corporation, (f) any Financed Equipment that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Trust, and (g) the proceeds of any and all of the foregoing (other than Recoveries). The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the Seller to the Obligors, insurers or any other person in connection with such Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officers' Certificate of the Seller accompanying this Agreement) and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _______________, 199_.

                                            CASE RECEIVABLES II INC.,


                                            By:__________________________
                                               Name:_____________________
                                               Title:____________________

                                  Sale and Servicing Agreement - Exhibit E - 1

                                                                   SCHEDULE A
                                            to Subsequent Transfer Assignment


                     SCHEDULE OF SUBSEQUENT RECEIVABLES


                              [To be attached]

                                  Sale and Servicing Agreement - Exhibit E - 2

                                                                      ANNEX A
                                            to Subsequent Transfer Assignment


                           OFFICERS' CERTIFICATE


         We, the undersigned officers of Case Receivables II Inc. (the "Company"), do hereby certify, pursuant to Section 2.2(b)(xvi) of the Sale and Servicing Agreement dated as of September 1, 1997, among the Company, Case Equipment Loan Trust 1997-B and Case Credit Corporation (the "Agreement"), that all of the conditions precedent to the transfer to the Issuer of the Subsequent Receivables listed on Schedule A to the Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Receivables as described in Section 2.2(a) of the Agreement, have been satisfied on or prior to the related Subsequent Transfer Date.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this _____ day of _______, 199_.



                                            By:_________________________
                                              Name:_____________________
                                              Title:____________________


                                            By:_________________________
                                              Name:_____________________
                                              Title:____________________

                                 Sale and Servicing Agreement - Exhibit E - 3

                                                                    EXHIBIT F
                                              to Sale and Servicing Agreement


                 FORM OF ACCOUNTANTS' LETTER IN CONNECTION
            WITH THE SUBSEQUENT TRANSFER ASSIGNMENT PURSUANT TO
           SECTION 2.2(b)(xv) OF THE SALE AND SERVICING AGREEMENT


                      [Letterhead of Arthur Andersen]


___________, 199_

Case Receivables II Inc.
233 Lake Avenue
Racine, Wisconsin 53403

Case Equipment Loan Trust 1997-B
700 State Street
Racine, Wisconsin 53404

Credit Suisse First Boston Corporation,
  as Representative of the several Underwriters
20th Floor
Eleven Madison Avenue
New York, New York 10010

Harris Trust and Savings Bank
311 West Monroe Street
Chicago, Illinois 60606

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

Dear Ladies and Gentlemen:

This letter is issued at the request of Case Receivables II Inc. (the "Seller") with respect to the sale of certain retail receivables (the "Subsequent Receivables") to the Case Equipment Loan Trust 1997-B (the "Trust") pursuant to the Sale and Servicing Agreement dated as of September 1, 1997 (the "Sale and Servicing Agreement") among the Trust, the Seller and Case Credit Corporation (the "Servicer"). The sale of the Subsequent Receivables is described in the prospectus dated September 11, 1997 and the


                                  Sale and Servicing Agreement - Exhibit F - 1

Page 2
_________, 199_

 prospectus supplement dated September [___], 1997 (together, the "Prospectus"), which relates to the offering by the Trust of Class A-1 5.612% Asset Backed Notes, Class A-2 5.914% Asset Backed Notes, Class A-3 6.240% Asset-Backed Notes, Class A-4 6.410% Asset-Backed Notes and Class B Asset Backed Notes (collectively, the "Notes") and the 6.410% Asset Backed Certificates (the "Certificates"). Capitalized terms used herein and not otherwise defined have the meaning described in the Prospectus or the Sale and Servicing Agreement, as applicable. In connection therewith, we performed or have previously performed certain agreed upon procedures as specified in the items below:

1. As previously communicated in our letter to the Seller, the Trust, __________________, the Indenture Trustee and the Trustee dated
         ___________, 1997 relating to the sale of certain retail receivables (the "Initial Receivables") and the offering of the Notes and the Certificates, we performed several procedures based on a computer data file (the "Initial File") received from the Servicer, including the following:

         a. We read certain fields on the Initial File to determine whether the data pertaining to the Initial Receivables complied with the selection criteria as noted in our previous letter.

         b. Proved the arithmetic accuracy of the Aggregate Contract Value and the related percentage of Initial Receivables coded as representing construction equipment and the Total Aggregate Contract Value of the Initial Receivables as shown on Schedule B.

         c. Proved the arithmetic accuracy of the Weighted Average Original Term of the Initial Receivables as shown in Schedule B.

2. On ______________, 1997, we obtained a computer data file (the "Subsequent File") produced by and represented by the Servicer to contain the list of the Subsequent Receivables. The Subsequent File was received directly by Arthur Andersen LLP from the Servicer. By use of data retrieval software, we have performed the following with respect to the information contained in the Subsequent File:

         a. We read certain fields on the Subsequent File to determine whether the data relating to the Subsequent Receivables complied with selection criteria 1, 2 and 4 as shown on Schedule A. For purposes of selection criteria 3, as shown on Schedule A, we read certain fields from the Initial File and Subsequent File to aggregate the total Contract Value for each account number for the purpose of determining the Contract Value for each Obligor. The total Contract Value for

                                  Sale and Servicing Agreement - Exhibit F - 2

Page 3
_________, 199_

                  each account number was then compared to the aggregate Contract Value to determine if the selection criteria was achieved.

         b. Proved the arithmetic accuracy of the Aggregate Contract Value and the related percentage of the Subsequent Receivables coded as representing construction equipment and the Total Aggregate Contract Value of the Subsequent Receivables as shown on Schedule B.

         c. Proved the arithmetic accuracy of the Weighted Average Original Term of the Subsequent Receivables as shown in Schedule B.

3. We proved the arithmetic accuracy of the columnar totals for Aggregate Contract Value of construction equipment and the Total Aggregate Contract Value as shown on Schedule B.

4. We proved the arithmetic accuracy of the percent of total column as shown in 1 on Schedule B by dividing the amount in the Total Aggregate Contract Value of construction equipment column by the amount in the Total Aggregate Contract Value column. We also proved the arithmetic accuracy of the Weighted Average Original Term as shown in 2 on Schedule B by summing the products of Total Aggregate Contract Value times Weighted Average Original Term for the Initial Receivables and the Subsequent Receivables and dividing the resulting sum by the columnar total of the Total Aggregate Contract Value.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards, and, therefore, we are unable to and do not express an opinion on any individual balances or summaries of selected transactions specifically set forth in this letter. Also, these procedures would not necessarily reveal matters of significance with respect to the findings described herein. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes of for questions of legal interpretation. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you. Further, we have addressed ourselves solely to the foregoing data in the Sale and Servicing Agreement and the Prospectus and make no representations regarding the adequacy of disclosure regarding whether any material facts have been omitted.

                                  Sale and Servicing Agreement - Exhibit F - 3

Page 4
_________, 199_


This letter is solely for the information of the addressees and is not to be used, circulated, quoted or otherwise referred to for any other purpose including, but not limited to, the purchase or sale of Notes or Certificates, nor is it to be referred to in any document. Furthermore, we undertake no responsibility to update this letter for events and circumstances occurring after the date of this letter.

Very truly yours,


ARTHUR ANDERSEN LLP

                                  Sale and Servicing Agreement - Exhibit F - 4


                                                                  SCHEDULE A
                                                      to Accountant's Letter


         Selection Criteria                                                             Results

1. No Subsequent Receivables was more than 90 days past due as of the applicable Subsequent Cutoff Date.

2. Each Subsequent Receivable has an APR that is equal to or greater than 3%

3. The weighted average of the Initial Cutoff Date APR and each Subsequent Cutoff Date APR (weighted on the basis of the respective aggregate Contract Values of the Fixed Rate Receivables for which each such APR is used to calculate the Contract Value) is not less than the weighted average interest rate on the Class A
         Notes and Class C Notes plus 1% per annum

4.       Each Subsequent Receivable has a Contract Value as of the
         Subsequent Cutoff Date that (when combined with the Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Contract Value of all Receivables.

5. Each Subsequent Receivable has a remaining term to maturity (i.e., the period from but excluding the applicable Subsequent Cutoff
         Date to and including the Receivables' maturity date) of not more than 72 months.

                                 Sale and Servicing Agreement - Exhibit F - 5


                                                                    SCHEDULE B
                                                        to Accountant's Letter


1. Percentage of principal balance of the Receivables that represents construction equipment:

                            Aggregate
                          Contract Value        Total
                          of Construction     Aggregate       Percent of
                             Equipment      Contract Value      Total
                          ---------------   --------------    ----------

Initial Receivables        $_________        $___________      _____%

Subsequent Receivables     $                 $                      %
                            ==========        ===========      ======

Total Receivables          $                 $                      %
                            ==========        ===========      ======


2.  Weighted Average Original Term of the Receivables in the Trust.

                                                                Weighted
                                    Total Aggregate          Average Original
                                     Contract Value               Term
                                    ---------------          ----------------

Initial Receivables                 $_________                _____ months

Subsequent Receivables              $                               months
                                     =========                =====

Total Receivables                   $                               months
                                     =========                =====


As noted above, the Weighted Average Original Term does not exceed 55.0 months as required by the Sale and Servicing Agreement.

                                  Sale and Servicing Agreement - Exhibit F - 6